                                                                    EXHIBIT 3(w)
                           ARTICLES OF INCORPORATION

                                      OF

                        KAISER ENGINEERS NEVADA COMPANY



KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, have voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the Sate of Nevada, relating to general corporations.

     We do hereby certify:

     FIRST:  That the name of the corporation is KAISER ENGINEERS NEVADA
     ------
COMPANY.

     SECOND:  The principal office of this corporation is to be located at 177
     -------
West Proctor Street, Carson City, Nevada, but the corporation may maintain an office in such towns, cities, and places outside the State of Nevada as the Board of Directors may from time to time determine or as may be designed by the By-Laws of said corporation.

     THIRD:  The nature of the business, or objects of purposes proposed to be
     ------
transacted, promoted or carried on are:

       Operation, management, engineering, construction management, maintenance and technical services for low radiation and other waste sites, and all business related thereto and all lawful activities.

     FOURTH:  The amount of the total authorized capital stock of this
     -------
corporation is Twenty-Five Thousand Dollars ($25,000.00), divided into twenty-five thousand (25,000.00) shares with the par value of One Dollar ($1.00) per share.

     FIFTH:  Such stock may be issued from time to time without action by the
     ------
stockholders for such consideration as may be fixed from time to time by the Board of Directors, in shares so issued, the full consideration for which has been paid or delivered, shall be deemed full paid stock, and the holder of such shares shall not be liable for any further payment thereon.

             All of the stock of this corporation shall be known as common stock, and each share of stock will be entitled to one vote.

     SIXTH:  The members of the governing board of this corporation shall be
     ------
styled directors and their numbers shall not be less than three, nor more than nine.

     The names and post office addresses of the first Board of Directors are as follows:

     NAMES                  ADDRESS
     -----                  ---------

     WILLIAM C. STIT        1800 Harrison Street
                            Oakland, CA  94612

     RAYMOND E. LIST        1800 Harrison Street
                            Oakland, CA  94612

     MICHAEL K. GOLDMAN     1800 Harrison Street
                            Oakland, CA  94612

     SEVENTH:  The capital stock of this corporation, after the amount of the
     --------
subscription price or par value has been paid in, shall not be subject to assessment to pay debts of the corporation, and no paid up stock and no stock issued as fully paid, shall ever be assessable or assessed.

     EIGHTH:  The name and post office address of the incorporator is as
     -------
follows:

     NAME                   ADDRESS
     ----                   ---------

     GARY A. SHEERIN        549 Ruby Lane
                            Carson City, Nevada  89706

     NINTH:  The period of existence of this corporation shall be perpetual.
     ------

     IN WITNESS WHEREOF, I, the incorporator hereinabove named, have hereunto set my hand this 28th day of November, 1989.

                                         GARY A. SHEERIN

STATE OF NEVADA  )

COUNTY OF      )


     On this 28th day of November, 1989, before me, the undersigned Notary Public in and for said County and State, personally appeared GARY A. SHEERIN, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he did so freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal.

                                         Notary Public

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

     KAISER ENGINEERS NEVADA COMPANY, a corporation organized under the laws of the State of Nevada, by its President and Assistant Secretary does hereby certify:

          1. That the board of directors of said corporation at a meeting duly convened and held on the 1st day of July, 1990, passed a resolution declaring that the following change and amendment in the Articles of Incorporation is advisable.

          RESOLVED that article ONE of said Articles of Incorporation be amended to read as follows:

          "The name of this corporation is

     KAISER ENGINEERS SOUTHERN COMPANY

          2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is twenty-five thousand (25,000); that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding an entitled to vote thereon.

     IN WITNESS WHEREOF, the said KAISER ENGINEERS NEVADA COMPANY has caused this certificate to be signed by its president and its assistant secretary and its corporate seal to be hereto affixed this 4th day of October, 1990.

                              KAISER ENGINEERS NEVADA COMPANY

                                     R.  E. List, President
                                     R.  E. Bonitz, Assistant Secretary
STATE OF CALIFORNIA  )

COUNTY OF ALAMEDA  )

          On October 4,   1990 personally appeared before me a Notary Public, R.
E. List and R. E. Bonitz, who acknowledged that they executed the above instruments.

                                      Notary Public
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             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION


                        Kaiser Engineers Nevada Company
                        -------------------------------

                              Name of Corporation


We the undersigned R.E. List (President) and R. E. Bonitz (Assistant Secretary)
                   ---------------------     ----------------------------------
of Kaiser Engineers Nevada Company do hereby certify:
   --------------------------------

     That the Board of Directors of said corporation at a meeting duly convened and held on the 1st day of July, 1990, adopted a resolution to amend the
                ---        ----    --
original articles as follows:

     Article  1  is hereby amended to read as follows:
              --

                        The name of the corporation is:

                       Kaiser Engineers Southern Company

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 25,000; that the said change(s)
                                               ------
and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                         E. List, President

                                         E. Bonitz, Assistant Secretary



State of     California
          --------------------

County of   Alameda County
          ---------------------


          On October 4, 1990, personally appeared before me, a Notary Public, R.
             ---------------                                                  --
E. List and R. E. Bonitz who acknowledge that they executed the above
-------------------------
instrument.

                                    Signature of Notary

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                           (After Issuance of Stock)


                       KAISER ENGINEERS SOUTHERN COMPANY
                              name of corporation


We the undersigned Vice President and Assistant Secretary of Kaiser Engineers Southern Company do hereby certify:

          That the Board of Directors of said corporation at a meeting duly convened, held on the 1st day of November, 1994 adopted a resolution to amend the original Articles as follows:

          Article 1 is hereby amended to read as follows:

               "The name of the corporation is

               KAISER ENGINEERS PACIFIC, INC."

          The number of shares of the corporation outstanding and entitled to vote on an amendment of the Articles of Incorporation is twenty-five thousand (25,000); that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


          IN WITNESS WHEREOF, the said KAISER ENGINEERS SOUTHERN COMPANY has caused this certificate to be signed by its vice president and its assistant secretary and its corporate seal to be hereto affixed this 1st day of November, 1994.


                                    KAISER ENGINEERS SOUTHERN COMPANY


State of California

County of Alameda


On this 27th day of January, 1995, personally appeared before me a Notary Public, Michael Wright and Richard E. Bonitz, who acknowledged that they executed the above instrument.

                                   Notary Public

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)

                        KAISER ENGINEERS PACIFIC, INC.


We the undersigned Vice President and Assistant Secretary of Kaiser Engineers Pacific, Inc., a Nevada Corporation (the "Corporation") Do certify:

     1. That the Board of Directors of the Corporation, by unanimous Written Consent on January 31, 1997, adopted Resolutions to amend the original Articles as follows:

         RESOLVED, that Article ONE of the Incorporation be amended to read as follows:

                        "The name of the corporation is
                      ICF KAISER ENGINEERS PACIFIC, INC."

     2. The number of shares of the Corporation outstanding and entitled to vote on an amendment of the Articles of Incorporation is twenty-five thousand (25,000); that the said change and amendment has been consented to and authorized by the written consent of the sole stockholder of the corporation on January 31, 1997.

          IN WITNESS WHEREOF, the said KAISER ENGINEERS PACIFIC, INC. has caused this certificate to be signed by its Vice President and Assistant Secretary and its corporate seal to be hereto affixed this 7th day of February 1997.

                                    KAISER ENGINEERS PACIFIC, INC.


COMMONWEALTH OF VIRGINIA
COUNTY OF FAIRFAX

          I, Cynthia L. Hathaway, a notary public, do hereby certify that on this 7th day of February 1997, personally appeared before me Paul Weeks, II, and John T. Cassella, who being by me first duly sworn, declared that they are respectively the Vice President and the Assistant Secretary of Kaiser Engineers Pacific, Inc., and that they signed the foregoing Certificate of Amendment as Vice President and Assistant Secretary, respectively, and that the statements therein contained are true.

                                    Cynthia Louise Hathaway, Notary Public
                                    My Commission Expires November 30, 1999